Exhibit 10.1

SPARTAN MOTORS, INC.
STOCK INCENTIVE PLAN OF 2012
(As Amended Through May 15, 2012)

Effective May 23, 2012

SECTION 1

Establishment of Plan; Purpose of Plan

1.1             Establishment of Plan.   The Company hereby establishes the STOCK INCENTIVE PLAN OF 2012 (the “Plan”) for its directors, corporate, divisional and Subsidiary officers and other key employees. The Plan permits the grant and award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Awards.

1.2             Purpose of Plan.   The purpose of the Plan is to provide directors, officers and other key employees of the Company, its divisions and its Subsidiaries with an increased incentive to contribute to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of directors, officers and other key employees with the interests of the Company’s shareholders through the opportunity for increased stock ownership and to attract and retain directors, officers and other key employees. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives. Within that context, it is intended that most awards of Stock Options under the Plan are to provide performance-based compensation under Section 162(m) of the Code and the Plan shall be interpreted, administered and amended if necessary to achieve that purpose.

SECTION 2

Definitions

The following words have the following meanings unless a different meaning plainly is required by the context:

2.1            “ Act ” means the Securities Exchange Act of 1934, as amended.

2.2            “ Board ” means the Board of Directors of the Company.

2.3            “ Change in Control ,” unless otherwise defined in an Incentive Award, means (a) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (b) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 35% or more of the outstanding Common Stock or the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors; (c) the consummation by the Company of a reorganization, merger or consolidation, unless with or into a Permitted Successor; or (d) the consummation by the Company of the sale or disposition of all or substantially all of the assets of the Company, other than to a Permitted Successor.

2.4            “ Code ” means the Internal Revenue Code of 1986, as amended.

2.5            “ Committee ” means the Compensation Committee of the Board or such other committee as the Board may designate from time to time. The Committee shall consist of at least 2 members of the Board and all of its members shall be Non-Employee Directors and “outside directors” as defined in the regulations issued under Section 162(m) of the Code.

2.6            “ Common Stock ” means the Common Stock, $.01 par value, of the Company.

2.7            “ Company ” means Spartan Motors, Inc., a Michigan corporation, and its successors and assigns.

    2.8            “ Competition ” means participation, directly or indirectly, in the ownership, management, financing or control of any business that is the same as or similar to the present or future businesses of the Company or any Subsidiary.  Such participation may be by way of employment, consulting services, directorship or officership.  Ownership of less than 3% of the shares of any corporation whose shares are traded publicly on any national or regional stock exchange or over the counter shall not be deemed Competition.

2.9            “ Continuing Directors ” mean the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Company’s shareholders was approved by a vote of three-quarters (3/4) of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation subject to Rule 14a-12(c) of Regulation 14A issued under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

2.10            “ Disability ” means: (a) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (b) a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of Company.

2.11            “ Employee Benefit Plan ” means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.

2.12            “ Excluded Holder ” means (a) any Person who at the time this Plan was adopted was the beneficial owner of 10% or more of the outstanding Common Stock; or (b) the Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an Employee Benefit Plan.

2.13            “ Incentive Award ” means the award or grant of a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Stock Award to a Participant pursuant to the Plan.

2.14            “ Market Value ” shall equal the closing price of Common Stock reported on Nasdaq on the date of grant, exercise or vesting, as applicable, or if Nasdaq is closed on that date, the last preceding date on which Nasdaq was open for trading and on which shares of Common Stock were traded. If the Common Stock is not listed on Nasdaq, the Market Value shall be determined by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

2.15            “ Mature Shares ” means shares of Common Stock that a Participant has owned for at least six months and that meet any other holding requirements established by the Committee for the shares to be used for attestation.

2.16            “ Nasdaq ” means The Nasdaq Stock Market LLC, or if the Common Stock is not listed for trading on the on the Nasdaq Stock Market LLC on the date in question, then such other United States-based stock exchange or quotation system on which the Common Stock may be traded or quoted on the date in question.

2.17            “ Non-Employee Directors ” shall mean individuals who qualify as such within the meaning of Rule 16b-3 under the Exchange Act (or any successor definition thereto).

2.18            “ Participant ” means a director, corporate officer, divisional officer or any key employee of the Company, its divisions or its Subsidiaries who the Committee determines is eligible to participate in the Plan and who is designated to be granted an Incentive Award under the Plan.

2.19            “ Permitted Successor ” means a company that, immediately following the consummation of a transaction specified in clauses (c) and (d) of the definition of “Change in Control” above, satisfies each of the following criteria: (a) 50% or more of the outstanding common stock of the company and the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the outstanding Common Stock and outstanding securities entitled to vote generally in the election of directors (respectively) immediately prior to the applicable transaction; (b) no Person other than an Excluded Holder beneficially owns, directly or indirectly, 10% or more of the outstanding common stock of the company or the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the company, any subsidiary of the company and any employee benefit plan of the company or any such subsidiary or any trust holding common stock or other securities of the company pursuant to the terms of any such employee benefit plan); and (c) at least a majority of the board of directors of the company is comprised of Continuing Directors.

2.20            “ Person ” has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

2.21            “ Restricted Period ” means the period of time during which Restricted Stock or Restricted Stock Units awarded under the Plan are subject to the risk of forfeiture, restrictions on transfer and other restrictions and/or conditions pursuant to Section 7.  The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

2.22            “ Restricted Stock ” means Common Stock awarded to a Participant pursuant to Section 7 of the Plan.

2.23            “ Restricted Stock Unit ” means the right, as described in Section 7, to receive an amount, payable in either cash or shares of Common Stock, equal to the value of a specified number of shares of Common Stock.

2.24            “ Retirement ” means any of the following: (a) the voluntary termination by a Participant of all employment with the Company and its Subsidiaries, (b) the fulfillment of the term for which a director of the Company was elected followed by that director standing for re-election at a meeting of the Company’s shareholders and failing to be re-elected, or (c) the fulfillment of the term for which a director of the Company was elected followed by that director not standing for re-election, in each case (as applicable) after the Participant has attained either (i) 62 years of age or (ii) age 60 with at least 10 years of continuous service with the Company or any of its Subsidiaries, or such other age as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

2.25             “Retirement Eligible” means the attainment by a Participant that is currently employed by or a director of the Company or any of its Subsidiaries of either (i) 62 years of age or (ii) age 60 with at least 10 years of continuous service with the Company or any of its Subsidiaries.

2.26            “ Stock Appreciation Right ” or “ SAR ” means a right awarded to a Participant pursuant to Section 6 of the Plan, which shall entitle the Participant to receive cash, Common Stock, other property or a combination thereof, as determined by the Committee, having a value on the date the SAR is exercised equal to the excess of (a) the Market Value of a share of Common Stock at the time of exercise over (b) the base price of the right, as established by the Committee on the date the award is granted (provided that such base price is not lower than the Market Value as of the date of grant).

2.27            “ Stock Award ” means an award of Common Stock awarded to a Participant pursuant to Section 8 of the Plan.

2.28            “ Stock Option ” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

2.29            “ Subsidiary ” means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

SECTION 3

Administration

3.1             Power and Authority .   The Committee shall administer the Plan. The Committee may delegate record keeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be officers or employees of the Company or its Subsidiaries. Except as limited in this Plan or as may be necessary to ensure that this Plan provides performance-based compensation under Section 162(m) of the Code, the Committee shall have all of the express and implied powers and duties set forth in the Bylaws of the Company and this Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan and to make all other determinations and do all things considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it considers advisable. Action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it considers advisable.

3.2             Grants or Awards to Participants.   In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may consider necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the following: (a) the persons who shall be selected as Participants; (b) the nature and, subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise or purchase price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.

3.3             Amendments or Modifications of Awards.   Subject to Section 11, the Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect, including, without limitation, the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award, provided that any increase in the number of shares of an Incentive Award other than pursuant to Section 4.3 shall be considered to be a new grant with respect to such additional shares for purposes of Code section 409A and such new grant shall be made at Market Value on the date of the grant; (b) extend the term of an Incentive Award to a date that is no later than the earlier of the latest date upon which the Incentive Award could have expired by its terms under any circumstances or the 10 th anniversary of the date of grant (for purposes of clarity, as permitted under Section 409A of the Code, if the term of a Stock Option is extended at a time when the Stock Option exercise price equals or exceeds the Market Value, it will not be an extension of the term of the Stock Option, but instead will be treated as a modification of the Stock Option and a new Stock Option will be treated as having been granted); (c) accelerate the exercisability or vesting or otherwise terminate, waive or modify any restrictions relating to an Incentive Award; (d) accept the surrender of any outstanding Incentive Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards, provided, however, that such grant of new Incentive Awards shall be considered a new grant for purposes of Code section 409A and such new grant shall be made at Market Value on the date of the grant; provided, that Incentive Awards issued under the Plan may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price or base price of such Incentive Awards to the same Participants; further provided , that no amendment or modification will alter the Plan in such a way as to cause it to be governed by Code section 409A.

3.4             Indemnification of Committee Members.   Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

SECTION 4

Shares Subject to the Plan

4.1             Number of Shares.   Subject to adjustment as provided in Section 4.3 of the Plan,  the total number of shares of Common Stock available for Incentive Awards under the Plan shall be two million (2,000,000) shares of Common Stock; plus shares subject to Incentive Awards that are canceled, surrendered, modified, exchanged for substitute Incentive Awards or expire or terminate prior to the exercise or vesting of the Incentive Award in full and shares that are surrendered to the Company in connection with the exercise or vesting of an Incentive Award, whether previously owned or otherwise subject to such Incentive Award; provided , that not more than 67% of the shares authorized for issuance under the Plan pursuant to this Section 4.1 may be issued as Stock Awards, Restricted Stock or Restricted Stock Units.  Such shares shall be authorized and may be either unissued shares, shares issued and repurchased by the Company (including shares purchased on the open market), shares issued and otherwise reacquired by the Company and shares otherwise held by the Company.

4.2             Limitation Upon Incentive Awards.   No Participant shall be granted, during any calendar year, Incentive Awards with respect to more than 125,000 shares of Common Stock, subject to adjustment as provided in Section 4.3 of the Plan, but only to the extent that such adjustment will not affect the status of any Incentive Award theretofore issued or that may thereafter be issued as “performance based compensation” under Section 162(m) of the Code.  A purpose of this Section 4.2 is to ensure that the Plan may provide performance-based compensation under Section 162(m) of the Code and this Section 4.2 shall be interpreted, administered and amended if necessary to achieve that purpose.

4.3            Adjustments.

(a)             Stock Dividends and Distributions.   If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization or other general distribution of Common Stock or other securities to holders of Common Stock, the Committee shall provide that the number and kind of securities subject to Incentive Awards and reserved for issuance under the Plan and the limitation provided in Section 4.2, together with applicable exercise prices and base prices, as well as the number and kind of securities available for issuance under the Plan, shall be adjusted in an equitable manner.  No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from such adjustments shall be eliminated from the respective Incentive Awards.

(b)             Other Actions Affecting Common Stock.   If there occurs, other than as described in the preceding subsection, any merger, business combination, recapitalization, reclassification, subdivision or combination approved by the Board that would result in the Persons who were shareholders of the Company immediately prior to the effective time of any such transaction owning or holding, in lieu of or in addition to shares of Common Stock, other securities, money and/or property (or the right to receive other securities, money and/or property) immediately after the effective time of such transaction, then the outstanding Incentive Awards (including exercise prices and base prices) and reserves for Incentive Awards under this Plan shall be adjusted in such manner as the Committee determines shall be appropriate under the circumstances.  It is intended that in the event of any such transaction, Incentive Awards under this Plan shall entitle the holder of each Incentive Award to receive (upon exercise in the case of Stock Options and SARs), in lieu of or in addition to shares of Common Stock, any other securities, money and/or property receivable upon consummation of any such transaction by holders of Common Stock with respect to each share of Common Stock outstanding immediately prior to the effective time of such transaction; upon any such adjustment, holders of Incentive Awards under this Plan shall have only the right to receive in lieu of or in addition to shares of Common Stock such other securities, money and/or other property as provided by the adjustment.  If the agreement, resolution or other document approved by the Board to effect any such transaction provides for the adjustment of Incentive Awards under the Plan in connection with such transaction, then the adjustment provisions contained in such agreement, resolution or other document shall be final and conclusive, so long as they are in compliance with Code section 409A.

SECTION 5

Stock Options

5.1             Grant.   A Participant may be granted one or more Stock Options under the Plan. No Participant shall have any rights as a shareholder with respect to any shares of stock subject to Stock Options granted hereunder until said shares have been issued.  Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan.  Subject to the limitation imposed by Section 4.2 of the Plan, the Committee shall have complete discretion in determining the number of Stock Options granted to each Participant.  The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code; provided , that the number of shares of Common Stock that may be designated as subject to incentive stock options for any given Participant shall be limited to that number of shares that become exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Subsidiaries) and have an aggregate Market Value less than or equal to $100,000 (or such other amount as may be set forth in the Code) and all shares subject to an Incentive Award that have a Market Value in excess of such aggregate amount shall automatically be subject to Stock Options that are not incentive stock options.  Stock Options granted to directors who are not employees of the Company or its Subsidiaries shall not be treated as incentive stock options under Section 422(b) of the Code.

5.2             Stock Option Agreements.   Stock Options shall be evidenced by stock option agreements and/or certificates of award containing the terms and conditions applicable to such Stock Options.  To the extent not covered by the stock option agreement, the terms and conditions of this Section 5 shall govern.

5.3             Stock Option Price.   The per share Stock Option exercise price shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Market Value on the date of grant. The date of grant of a Stock Option shall be the date the Stock Option is authorized by the Committee or a future date specified by the Committee as the date for issuing the Stock Option.

5.4             Medium and Time of Payment.   The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents or provides in the applicable stock option agreement or grant, in Mature Shares or other consideration substantially equivalent to cash.  To the extent any such amendment would not cause a Stock Option to become subject to Code section 409A, the time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option.  The Committee may implement a program for the broker-assisted cashless exercise of Stock Options.

5.5             Stock Options Granted to 10% Shareholders.   No Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value on the date of grant and the exercise of the Stock Option after the expiration of five years from the date of grant of the Stock Option is prohibited by its terms.

5.6             Limits on Exercisability.   Except as set forth in Section 5.5, Stock Options shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee. At the time of exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant’s service with the Company and its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

5.7           Restrictions on Transferability.

(a)             General.   Unless the Committee otherwise consents or permits (before or after the option grant) or unless the stock option agreement or grant provides otherwise, Stock Options granted under the Plan may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution, and, as a condition to any transfer permitted by the Committee or the terms of the stock option agreement or grant, the transferee must execute a written agreement permitting the Company to withhold from the shares subject to the Stock Option a number of shares having a Market Value at least equal to the amount of any federal, state or local withholding or other taxes associated with or resulting from the exercise of a Stock Option. All provisions of a Stock Option that are determined with reference to the Participant, including without limitation those that refer to the Participant’s employment with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Option.

(b)             Other Restrictions.   The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or “claw-back” provisions, and restrictions under applicable federal or state securities laws.

5.8             Termination of Employment, Directorship or Officer Status.   Unless the Committee otherwise consents or permits (before or after the option grant) or unless the stock option agreement or grant provides otherwise:

(a)             General.   If a Participant ceases to be a director of the Company or ceases to be employed by or an officer of the Company or one of its Subsidiaries for any reason other than the Participant’s death, Disability, Retirement or termination for cause (which are addressed below in Subsections 5.8(b), (c), (d) and (e), respectively), the Participant may exercise his or her Stock Options in accordance with their terms for a period of three months after such termination of employment, directorship or officer status, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination unless the Committee otherwise consents or the terms of the stock option agreement provide otherwise, and not beyond the original terms of the Stock Options.  For purposes of the Plan, the following shall not be considered a termination of employment, or, where applicable, directorship or officer status: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided that the employee’s right to re-employment is guaranteed by statute, contract or written policy of the Company; (iv) a termination of employment with continued service as an officer or director; or (v) a termination of a directorship with continued service as an employee or officer.  For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee’s right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

(b)             Death.   If a Participant dies either while a director of the Company or an employee or officer of the Company or one of its Subsidiaries or after the termination of employment or directorship other than for cause (termination for cause is addressed below in Subsection 5.8(e)), all of the Stock Options issued to such Participant shall become exercisable upon the Participant’s death in accordance with their terms by the personal representative of such Participant or other successor to the interest of the Participant.

(c)             Disability.   If a Participant ceases to be a director of the Company or ceases to be an employee or officer of the Company or one of its Subsidiaries due to the Participant’s Disability, the Participant may exercise all of his or her Stock Options in accordance with their terms.

(d)             Participant Retirement.   If a Participant Retires as a director of the Company or an employee or officer of the Company or one of its Subsidiaries, Stock Options granted under the Plan may be exercised in accordance with their terms during the remaining terms of the Stock Options.

(e)             Termination for Cause.   Notwithstanding anything to the contrary in this Section 5.8, if a Participant is terminated for cause, the Participant shall have no further right to exercise any Stock Options previously granted.  For purposes of the Plan, the Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.

(f)             Additional Provisions in Stock Option Agreements.   The Committee may, in its sole discretion, provide by resolution or by including provisions in any stock option agreement entered into with a Participant that the Participant shall have no further right to exercise any Stock Options after termination of employment or directorship if the Committee determines the Participant has entered into Competition with the Company.

SECTION 6

Stock Appreciation Rights

6.1             Grant .  A Participant may be granted one or more Stock Appreciation Rights under the Plan and such SARs will be subject to such terms and conditions, consistent with the other provisions of the Plan, as will be determined by the Committee in its sole discretion.  A SAR may relate to a particular Stock Option and may be granted simultaneously with or subsequent to the Stock Option to which it relates.  Except to the extent otherwise modified in the grant, (i) SARs not related to a Stock Option shall be granted subject to the same terms and conditions applicable to Stock Options as set forth in Section 5, and (ii) all SARs related to Stock Options granted under the Plan shall be granted subject to the same restrictions and conditions and shall have the same vesting, exercisability, forfeiture and termination provisions as the Stock Options to which they relate.  SARs may be subject to additional restrictions and conditions.  The per-share base price for exercise or settlement of SARs shall be determined by the Committee, but shall be a price that is equal to or greater than the Market Value of such shares on the date of the grant.

6.2             Exercise; Payment .  To the extent granted in tandem with a Stock Option, SARs may be exercised only when a related Stock Option could be exercised and only when the Market Value of the stock subject to the Stock Option exceeds the exercise price of the Stock Option.  Unless the Committee decides otherwise (in its sole discretion), SARs  will only be paid in cash or in shares of Common Stock.  Other than as adjusted pursuant to Section 4.3, the base price of SARs may not be reduced without shareholder approval (including canceling previously awarded SARs and regranting them with a lower base price).

SECTION 7

Restricted Stock and Restricted Stock Units

7.1             Grant .   Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, Restricted Stock and Restricted Stock Units may be granted to Participants under the Plan. Shares of Restricted Stock are shares of Common Stock the retention, vesting and/or transferability of which is subject, during specified periods of time, to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Incentive Awards denominated in units of Common Stock under which the issuance of shares of Common Stock is subject to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. For purposes of determining the number of shares available under the Plan, each Restricted Stock Unit shall count as the number of shares of Common Stock subject to the Restricted Stock Unit.  Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one share of Common Stock and will entitle a Participant to either shares of Common Stock or an amount of cash determined with reference to the value of shares of Common Stock.  To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Common Stock, cash or a combination thereof.  Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but shall be consistent with the terms of the Plan.  Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which awards of Restricted Stock or Restricted Stock Units, or shares of Common Stock issuable under Restricted Stock Unit awards, shall be sold or awarded to a Participant, which may vary from time to time and among Participants.

7.2             Restricted Stock Agreements.   Awards of Restricted Stock and Restricted Stock Units shall be evidenced by restricted stock or restricted stock unit agreements or certificates of award containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Unless the restricted stock or restricted stock unit agreement or certificate provides otherwise, Restricted Stock and Restricted Stock Unit awards shall be subject to the terms and conditions set forth in this Section 7.

7.3             Vesting . The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee; provided , that Restricted Stock Units will be settled within two and a half months following the end of the year in which such Restricted Stock Units vest.  The Committee shall have the right to make the timing of the grant, issuance, ability to retain, vesting and/or settlement of shares of Restricted Stock and shares of Common Stock under Restricted Stock Units subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee.

7.4             Termination of Employment, Directorship or Officer Status.   Unless the Committee otherwise consents or permits (before or after the grant of Restricted Stock or Restricted Stock Units) or unless the restricted stock or restricted stock unit agreement or grant provides otherwise:

(a)             General.   In the event of termination of employment, directorship or officer status during the Restricted Period for any reason other than death, Disability, Retirement or termination for cause (which are addressed below in Subsections 7.4(b), (c), (d) and (e), respectively), each Restricted Stock and Restricted Stock Unit award still subject in full or in part to restrictions at the date of such termination shall automatically be forfeited and returned to the Company.  For purposes of the Plan, the following shall not be considered a termination of employment, or, where applicable, directorship or officer status: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days duly authorized in writing by the Company, provided that the employee’s right to re-employment is guaranteed by statute, contract or written policy of the Company; (iv) a termination of employment with continued service as an officer or director; or (v) a termination of a directorship with continued service as an employee or officer.  For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee’s right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

(b)             Death.   If a Participant dies either while a director of the Company or an employee or officer of the Company or one of its Subsidiaries or after the termination of employment or directorship other than for cause (termination for cause is addressed below in Subsection 7.4(e)) but during the time when the Participant holds Restricted Stock or Restricted Stock Units still subject in full or in part to restrictions at the date of death, the Participant’s Restricted Stock and Restricted Stock Units subject to a Restricted Period shall immediately become vested and the Participant’s ownership (or that of his successor in interest) of such Restricted Stock and Restricted Stock Units shall not be affected by the Participant’s death.

(c)             Disability.   If a Participant ceases to be a director of the Company or ceases to be an employee or officer of the Company or one of its Subsidiaries due to the Participant’s Disability, the Participant’s Restricted Stock and Restricted Stock Units subject to a Restricted Period shall immediately become vested and the Participant’s ownership of such Restricted Stock and Restricted Stock Units shall not be affected by such Disability.

 (d)             Retirement Eligibility.   On the date a Participant becomes Retirement Eligible while serving as a director or an employee or officer of the Company or one of its Subsidiaries, Restricted Stock and Restricted Stock Units granted under the Plan subject to a Restricted Period shall immediately become vested and all risk of forfeiture, restrictions on transfer and other restrictions and/or conditions applicable to such Restricted Stock and Restricted Stock Units shall immediately lapse.

(e)             Termination for Cause.   Notwithstanding anything to the contrary in this Section 7.4, if a Participant’s employment or directorship is terminated for cause, the Participant shall have no further right to receive any Restricted Stock or Restricted Stock Units and all Restricted Stock and Restricted Stock Units still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company.  For purposes of the Plan, the Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.

7.5           Restrictions on Transferability.

(a)             General.   Unless the Committee otherwise consents or permits or unless the terms of the restricted stock or restricted stock unit agreement or grant provide otherwise: (i) shares of Restricted Stock and interests in Restricted Stock Units shall not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) all rights with respect to Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant, his or her guardian or legal representative.

(b)             Other Restrictions.   The Committee may impose other restrictions on any shares of Common Stock subject to Restricted Stock and Restricted Stock Unit awards under the Plan as the Committee considers advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or “claw-back” provisions, and restrictions under applicable federal or state securities laws.

7.6             Legending of Restricted Stock.   In addition to any other legend that may be set forth on a Participant’s share certificate, any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

The shares represented by this certificate were issued subject to certain restrictions under the Spartan Motors, Inc. Stock Incentive Plan of 2012 (the “Plan”).  This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events.  Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.

The Committee may require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to shares of Restricted Stock so retained have been satisfied or lapsed.

7.7             Rights as a Shareholder .   A Participant shall have all dividend, liquidation and other rights with respect to Restricted Stock held by such Participant as if the Participant held unrestricted Common Stock; provided, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to this Section 7 and the terms and conditions set forth in the Participant’s restricted stock agreement.  Unless the Committee otherwise determines or unless the terms of the applicable restricted stock unit agreement or grant provide otherwise, a Participant shall have all dividend and liquidation rights with respect to shares of Common Stock subject to awards of Restricted Stock Units held by such Participant as if the Participant held unrestricted Common Stock.  Unless the Committee determines otherwise or unless the terms of the applicable restricted stock or restricted stock unit agreement or grant provide otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock and shares of Common Stock subject to unvested Restricted Stock Units shall be subject to the same restrictions and vesting schedule as the shares to which such dividends or distributions relate.  Any dividend payment with respect to Restricted Stock and Restricted Stock Units shall be made no later than the end of the calendar year in which the dividends are paid to shareholders, or, if later, the 15 th day of the third month following the date the dividends are paid to shareholders.

7.8             Voting Rights . Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Restricted Period. Participants shall have no voting rights with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger.

SECTION 8

Stock Awards

8.1             Grant.   Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, a Participant may be granted one or more Stock Awards under the Plan.  Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  Notwithstanding the previous sentence, Stock Awards shall be settled no later than the 15 th day of the third month after the awards vest.

8.2             Rights as a Shareholder.   A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Stock Award under this Section 8 upon the Participant becoming the holder of record of the Common Stock granted pursuant to such Stock Award; provided , that the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to a Stock Award as it considers appropriate.  Any dividend payment with respect to a Stock Award shall be made no later than the end of the calendar year in which dividends are paid to shareholders, or, if later, the 15 th day of the third month following the date the dividends are paid to shareholders.

SECTION 9

Change in Control

9.1             Acceleration of Vesting.   If a Change in Control of the Company shall occur, then, unless the Committee or the Board otherwise determines with respect to one or more Incentive Awards, without action by the Committee or the Board: (a) all outstanding Stock Options and Stock Appreciation Rights shall become immediately exercisable in full and shall remain exercisable during the remaining terms thereof as set forth in Sections 5.6 and 6.1, regardless of whether the Participants to whom such Stock Options and Stock Appreciation Rights have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all other outstanding Incentive Awards shall become immediately fully vested and exercisable and nonforfeitable.

9.2             Cash Payment for Stock Options and Stock Appreciation Rights.   If a Change in Control of the Company shall occur, then the Committee, in its sole discretion, without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options and/or Stock Appreciation Rights shall receive, with respect to some or all of the shares of Common Stock subject to such Stock Options and/or Stock Appreciation Rights, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the greater of the excess of (a) the highest sales price of the shares on Nasdaq on the date immediately prior to the effective date of such Change in Control of the Company or (b) the highest price per share actually paid in connection with any Change in Control of the Company over the exercise price per share of such Stock Options and/or the base price per share of such Stock Appreciation Rights.

SECTION 10

General Provisions

10.1             No Rights to Awards.   No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant or the same Participant.

10.2             Withholding.   The Company or a Subsidiary shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied (but only to the extent required to satisfy the minimum amount required to be withheld by law or regulation) by withholding Common Stock to be received upon exercise or vesting of an Incentive Award or by delivery to the Company of previously owned Common Stock.  The Company may establish such rules and procedures concerning timing of any withholding election as it deems appropriate.

10.3             Compliance With Laws; Listing and Registration of Shares.   All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issuance or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

10.4             No Limit on Other Compensation Arrangements.   Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

10.5             No Right to Employment.   The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ or directorship of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment and a directorship may be terminated consistent with the Company’s Restated Articles of Incorporation and Bylaws, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

10.6             No Liability of Company .   The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; (b) any tax consequence to any Participant or other person due to the receipt, exercise or settlement of any Incentive Award granted hereunder; and (c) any provision of law or legal restriction that prohibits or restricts the transfer of shares of Common Stock issued pursuant to any Incentive Award.

10.7             Suspension of Rights under Incentive Awards.   The Company, by written notice to a Participant, may suspend a Participant’s and any transferee’s rights under any Incentive Award for a period not to exceed 60 days while the termination for cause of that Participant’s employment or directorship with the Company and its Subsidiaries is under consideration; provided, however, that if such suspension causes an extension of the term of the Incentive Award, such extension shall comply with Section 3.3(b) of the Plan.

10.8             Governing Law.   The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

10.9             Severability.   In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, unless such construction would cause the Plan to fail in its essential purposes.

SECTION 11

Termination and Amendment

11.1            The Board may terminate the Plan at any time or may from time to time amend or alter the Plan or any aspect of it as it considers proper and in the best interests of the Company, provided that no such amendment may be made, without the approval of shareholders of the Company, that would (i) reduce the exercise price at which Stock Options, or the base price at which Stock Appreciation Rights, may be granted below the prices provided for in Sections 5.3 and 6.1, respectively (ii) reduce the exercise price of outstanding Stock Options or the base price of outstanding Stock Appreciation Rights, (iii) increase the individual maximum limits in Section 4.2 or (iv) otherwise amend the Plan in any manner requiring shareholder approval by law or under Nasdaq listing requirements or other applicable Nasdaq rules.  The Committee may alter or amend an award agreement and/or Incentive Award previously granted under the Plan to the extent it determines that such action is appropriate.  In no event, however, may the exercise price of Stock Options or the base price of Stock Appreciation Rights be reduced below the Market Value on the date of the grant.

11.2            Notwithstanding anything to the contrary in Section 11.1, no such amendment or alteration to the Plan or to any previously granted award agreement or Incentive Award shall be made which would impair the rights of the holder of the Incentive Award, without such holder’s consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Incentive Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

SECTION 12

Effective Date and Duration of the Plan

This Plan shall take effect May 23, 2012, subject to approval by the shareholders at the 2012 Annual Meeting of Shareholders or any adjournment thereof or at a Special Meeting of Shareholders. Unless earlier terminated by the Board of Directors, no Incentive Award shall be granted under the Plan after May 22, 2022.

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